www.valaris.com	Press Release

Valaris Reports Fourth Quarter 2022 Results

Hamilton, Bermuda, February 20, 2023… Valaris Limited (NYSE: VAL) ("Valaris" or the "Company") today reported fourth quarter 2022 results.

President and Chief Executive Officer Anton Dibowitz said, “I would like to thank the entire Valaris team for continuing to deliver excellent operational performance, achieving revenue efficiency of 98% during the fourth quarter. This strong operational performance has translated into continued contracting success, and we were awarded new contracts and extensions with associated contract backlog of more than $400 million during the fourth quarter.”

Dibowitz added, “Last year was an important year for Valaris as we laid the foundation for continued success during the unfolding industry upcycle. We reactivated four floaters, all of which returned to work largely on time and on budget. Reactivation of a fifth floater, VALARIS DS-17, is well underway and we are in advanced discussions for a multi-year opportunity for one of our stacked drillships that is expected to deliver meaningful returns. We remain intent on executing our strategy of being focused, value driven and responsible in our decision making and we believe that our strategy will drive increased earnings and significant free cash flow over time."

Financial and Operational Highlights

•Generated net income of $31 million, Adjusted EBITDA of $54 million and Adjusted EBITDAR of $75 million in the fourth quarter;
•Delivered revenue efficiency of 98% in the fourth quarter and 97% for the full-year 2022;
•Awarded new contracts and extensions with associated contract backlog of more than $400 million during the fourth quarter, including floater contracts offshore Brazil and Egypt as well as jackup contracts in the Middle East, the North Sea and the U.S. Gulf of Mexico; and
•Additional contracts awarded or extended in 2023 to date, with associated contract backlog of approximately $230 million, including a floater contract offshore West Africa and jackup contracts in the Middle East, Australia and Trinidad.

Fourth Quarter Review

Net income was $31 million compared to $78 million in the third quarter 2022. Adjusted EBITDA decreased to $54 million from $76 million in the third quarter. Adjusted EBITDAR decreased to $75 million from $94 million in the third quarter.

Revenues decreased to $434 million from $437 million in the third quarter 2022. Excluding reimbursable items, revenues decreased to $413 million from $416 million in the third quarter primarily due to lower utilization and lower average day rates for the harsh environment jackup fleet, partially offset by an increase in utilization for the floater fleet.

Contract drilling expense increased to $353 million from $337 million in the third quarter 2022. Excluding reimbursable items, contract drilling expense increased to $333 million from $316 million in the third quarter primarily due to an increase in operating days for the floater fleet and higher reactivation costs, which increased to $21 million from $18 million.

Depreciation expense increased marginally to $24 million from $23 million in the third quarter 2022. General and administrative expense increased to $24 million from $19 million in the third quarter 2022 primarily due to higher personnel costs and professional fees.

Other expense was less than $1 million compared to other income of $30 million in the third quarter 2022. Other expense included foreign currency exchange losses of $13 million as compared to gains of $10 million in the third quarter. Third quarter other income also included non-cash interest income of $15 million related to the write-off of the discount attributable to the $40 million of shareholder notes receivable repaid by ARO. These items were partially offset by a $3 million increase in interest income during the fourth quarter.

Tax expense was $10 million compared to $14 million in the third quarter 2022. The fourth quarter tax provision included $3 million of discrete tax benefit attributable to the resolution of prior period tax matters. The third quarter tax provision included $2 million of discrete tax expense primarily attributable to changes in liabilities for unrecognized tax benefits associated with tax positions taken in prior years, partially offset by discrete tax benefits attributable to the resolution of other prior period tax matters. Adjusted for discrete items, tax expense increased to $13 million from $12 million in the third quarter.

Total liquidity, which includes cash and cash equivalents, restricted cash and short-term investments, increased to $748 million as of December 31, 2022, from $644 million as of September 30, 2022, primarily due to cash flow generated from operations, including changes in working capital, of which $55 million was a refund payment from the IRS related to the CARES Act that was received in the fourth quarter.

Capital expenditures of $54 million were in line with the third quarter 2022.

Fourth Quarter Segment Review

Floaters

Floater revenues increased to $211 million from $202 million in the third quarter 2022. Excluding reimbursable items, revenues increased to $203 million from $192 million in the third quarter. The increase was primarily due to higher revenue efficiency across the floater fleet and a full quarter of revenues for VALARIS DS-4 and DS-9, which commenced contracts early in the third quarter.

Contract drilling expense increased to $173 million from $161 million in the third quarter 2022. Excluding reimbursable items, contract drilling expense increased to $165 million from $151 million in the third quarter. The increase was primarily due to more operating days across the floater fleet and higher reactivation costs, mostly for VALARIS DS-17, which is expected to commence a contract later this year.

Jackups

Jackup revenues decreased to $182 million from $196 million in the third quarter 2022. Excluding reimbursable items, revenues decreased to $176 million from $190 million in the third quarter primarily due to VALARIS Stavanger completing its contract offshore Norway and idle time between contracts for VALARIS 123, 144 and 115. This was partially offset by more operating days for VALARIS 118 and 92 following a contract startup and a special periodic survey, respectively.

Contract drilling expense increased to $130 million from $128 million in the third quarter 2022. Excluding reimbursable items, contract drilling expense increased marginally to $124 million from $123 million in the third quarter.

ARO Drilling

Revenues increased to $120 million from $111 million in the third quarter 2022 primarily due to higher utilization as certain rigs returned to work following out of service periods for planned maintenance.

Contract drilling expense decreased to $86 million from $90 million in the third quarter primarily due to higher planned maintenance costs in the third quarter.

Other

Revenues increased marginally to $41 million from $40 million in the third quarter 2022. Contract drilling expense of $18 million was in line with the third quarter.

		Fourth Quarter
	Floaters			Jackups			ARO (1)			Other			Reconciling Items (1) (2)		Consolidated Total
(in millions of $ except %)	Q4 2022	Q3 2022	Chg	Q4 2022	Q3 2022	Chg	Q4 2022	Q3 2022	Chg	Q4 2022	Q3 2022	Chg	Q4 2022	Q3 2022	Q4 2022	Q3 2022	Chg

Revenues	211.0	201.7	5%	181.8	195.9	(7)%	120.4	111.4	8%	40.8	39.6	3%	(120.4)	(111.4)	433.6	437.2	(1)%
Operating expenses
Contract drilling	172.6	160.5	(8)%	129.5	128.0	(1)%	85.5	90.0	5%	18.4	17.8	(3)%	(52.6)	(59.6)	353.4	336.7	(5)%
Depreciation	12.9	12.6	(2)%	9.6	8.7	(10)%	16.1	15.4	(5)%	1.2	1.2	—%	(16.0)	(15.3)	23.8	22.6	(5)%
General and admin.	—	—	—%	—	—	—%	5.6	4.7	(19)%	—	—	—%	18.3	14.5	23.9	19.2	(24)%
Equity in earnings of ARO	—	—	—%	—	—	—%	—	—	—%	—	—	—%	8.6	2.9	8.6	2.9	197%
Operating income (loss)	25.5	28.6	(11)%	42.7	59.2	(28)%	13.2	1.3	915%	21.2	20.6	3%	(61.5)	(48.1)	41.1	61.6	(33)%

Net income (loss)	26.6	28.6	(7)%	46.4	59.1	(21)%	10.7	(1.3)	nm	21.2	20.7	2%	(73.8)	(29.4)	31.1	77.7	(60)%

Adjusted EBITDA	37.5	40.7	(8)%	51.1	62.6	(18)%	29.3	16.7	75%	22.4	22.1	1%	(86.0)	(66.1)	54.3	76.0	(29)%
Adjusted EBITDAR	58.1	58.5	(1)%	51.2	62.6	(18)%	29.3	16.7	75%	22.4	22.1	1%	(86.0)	(66.1)	75.0	93.8	(20)%
(1)The full operating results included above for ARO are not included within our consolidated results and thus deducted under "Reconciling Items" and replaced with our equity in earnings of ARO.
(2)Our onshore support costs included within contract drilling expenses are not allocated to our operating segments for purposes of measuring segment operating income (loss) and as such, those costs are included in “reconciling items.” Further, general and administrative expense and depreciation expense incurred by our corporate office are not allocated to our operating segments for purposes of measuring segment operating income (loss) and are included in "reconciling items"

As previously announced, Valaris will hold its fourth quarter 2022 earnings conference call at 9:00 a.m. CST (10:00 a.m. ET) on Tuesday, February 21, 2023. An updated investor presentation will be available on the Valaris website after the call.

About Valaris Limited

Valaris Limited (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. Valaris maintains an unwavering commitment to safety, operational excellence, and customer satisfaction, with a focus on technology and innovation. Valaris Limited is a Bermuda exempted company. To learn more, visit the Valaris website at www.valaris.com.

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "likely," "plan," "project," "could," "may," "might," "should," "will" and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards, contracts and letters of intent; performance of our joint ventures, including our joint venture with Saudi Aramco; the availability, delivery, mobilization, contract commencement, availability, relocation or other movement of rigs and the timing thereof; rig reactivations; suitability of rigs for future contracts; divestitures of assets; general economic, market, business and industry conditions, including inflation and recessions, trends and outlook; general political conditions, including political tensions, conflicts and war (such as the ongoing conflict in Ukraine); cybersecurity attacks and threats; the effect, impact, potential duration and other implications of COVID-19; future operations; increasing regulatory complexity; the outcome of tax disputes; assessments and settlements; and expense management. The forward-looking statements contained in this press release are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including cancellation, suspension, renegotiation or termination of drilling contracts and programs; our ability to obtain financing, service our debt, fund capital expenditures and pursue other business opportunities; adequacy of sources of liquidity for us and our customers; actions by regulatory authorities, or other third parties; actions by our security holders; internal control risk; commodity price fluctuations and volatility, customer demand, loss of a significant customer or customer contract; downtime and other risks associated with offshore rig operations; adverse weather, including hurricanes; changes in worldwide rig supply, including as a result of reactivations and newbuilds, and demand, competition and technology; supply chain and logistics challenges; consumer preferences for alternative fuels; increased scrutiny of our Environmental, Social and Governance practices, initiatives and reporting responsibilities; changes in customer strategy, including increased focus on renewable energy projects; future levels of offshore drilling activity; governmental action, civil unrest and political and economic uncertainties; terrorism, piracy and military action; risks inherent to shipyard rig reactivation, construction, upgrade, repair, maintenance or enhancement; our ability to enter into, and the terms of, future drilling contracts; the outcome of litigation, legal proceedings, investigations or other claims or contract disputes; governmental regulatory, legislative and permitting requirements affecting drilling operations; our ability to attract and retain skilled personnel on commercially reasonable terms; environmental or other liabilities, risks or losses; debt restrictions that may limit our liquidity and flexibility; and changes in foreign currency exchange rates. In addition to the numerous factors described above, you should also carefully read and consider "Item 1A. Risk Factors" in Part I and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II of our most recent annual report on Form 10-K, which is available on the SEC's website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Investor & Media Contacts:	Darin Gibbins
Vice President - Investor Relations and Treasurer
+1-713-979-4623

Tim Richardson
Director - Investor Relations
+1-713-979-4619

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
OPERATING REVENUES	$433.6	$437.2	$413.3	$318.4	$305.5

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	353.4	336.7	361.8	331.3	280.9
Loss on impairment	—	—	34.5	—	—
Depreciation	23.8	22.6	22.3	22.5	25.1
General and administrative	23.9	19.2	19.0	18.8	18.3
Total operating expenses	401.1	378.5	437.6	372.6	324.3
EQUITY IN EARNINGS (LOSSES) OF ARO	8.6	2.9	8.7	4.3	(1.3)
OPERATING INCOME (LOSS)	41.1	61.6	(15.6)	(49.9)	(20.1)

OTHER INCOME (EXPENSE)
Interest income	15.5	27.9	11.2	10.9	11.0
Interest expense, net	(10.5)	(11.7)	(11.6)	(11.5)	(11.7)
Reorganization items, net	(0.3)	(0.4)	(0.7)	(1.0)	(4.9)
Other, net	(4.9)	14.1	149.7	11.0	27.0
	(0.2)	29.9	148.6	9.4	21.4

INCOME (LOSS) BEFORE INCOME TAXES	40.9	91.5	133.0	(40.5)	1.3

PROVISION (BENEFIT) FOR INCOME TAXES	9.8	13.8	20.2	(0.7)	(32.0)

NET INCOME (LOSS)	31.1	77.7	112.8	(39.8)	33.3

NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1.9)	(3.4)	(1.2)	1.2	—

NET INCOME (LOSS) ATTRIBUTABLE TO VALARIS	$29.2	$74.3	$111.6	$(38.6)	$33.3

EARNINGS (LOSS) PER SHARE
Basic	$0.39	$0.99	$1.49	$(0.51)	$0.44
Diluted	$0.38	$0.98	$1.48	$(0.51)	$0.44
WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	75.2	75.1	75.0	75.0	75.0
Diluted	76.0	75.6	75.6	75.0	75.0

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	As of
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$724.1	$406.0	$553.5	$578.2	$608.7
Restricted cash	24.4	18.2	23.8	30.0	35.9
Short-term investments	—	220.0	—	—	—
Accounts receivable, net	449.1	535.5	544.6	439.3	444.2
Other current assets	148.6	162.9	159.0	125.7	117.8
Total current assets	$1,346.2	$1,342.6	$1,280.9	$1,173.2	$1,206.6

PROPERTY AND EQUIPMENT, NET	977.2	953.6	931.7	930.2	890.9

LONG-TERM NOTES RECEIVABLE FROM ARO	254.0	246.9	264.5	256.8	249.1

INVESTMENT IN ARO	111.1	102.6	99.6	90.9	86.6

OTHER ASSETS	171.8	175.5	184.1	180.5	169.9

	$2,860.3	$2,821.2	$2,760.8	$2,631.6	$2,603.1

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$256.5	$256.6	$287.0	$311.2	$225.8
Accrued liabilities and other	247.9	262.5	260.1	212.1	196.2
Total current liabilities	$504.4	$519.1	$547.1	$523.3	$422.0

LONG-TERM DEBT	542.4	541.8	545.7	545.5	545.3

OTHER LIABILITIES	515.6	523.2	511.0	522.1	558.4

TOTAL LIABILITIES	1,562.4	1,584.1	1,603.8	1,590.9	1,525.7

TOTAL EQUITY	1,297.9	1,237.1	1,157.0	1,040.7	1,077.4

	$2,860.3	$2,821.2	$2,760.8	$2,631.6	$2,603.1

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Successor		Predecessor	Combined (Non-GAAP) (3)
	Year Ended December 31, 2022	Eight Months Ended December 31, 2021 (1)	Four Months Ended April 30, 2021 (2)	Year Ended December 31, 2021
OPERATING ACTIVITIES
Net income (loss)	$181.8	$(23.6)	$(4,463.8)	$(4,487.4)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on asset disposals	(141.2)	(21.2)	(6.0)	(27.2)
Depreciation expense	91.2	66.1	159.6	225.7
Accretion of discount on notes receivable	(44.9)	(20.8)	—	(20.8)
Loss on impairment	34.5	—	756.5	756.5
Equity in earnings of ARO	(24.5)	(6.1)	(3.1)	(9.2)
Share-based compensation expense	17.4	4.3	4.8	9.1
Net periodic pension and retiree medical income	(16.4)	(8.7)	(5.4)	(14.1)
Amortization, net	(9.0)	2.3	(4.8)	(2.5)
Deferred income tax expense (benefit)	7.9	(21.3)	(18.2)	(39.5)
Amortization of debt issuance cost	1.0	0.5	—	0.5
Non-cash reorganization items, net	—	—	3,487.3	3,487.3
Other	(1.6)	0.3	7.3	7.6
Changes in operating assets and liabilities	35.4	4.7	68.5	73.2
Contributions to pension plans and other post retirement benefits	(4.1)	(2.7)	(22.5)	(25.2)
Net cash provided by (used in) operating activities	$127.5	$(26.2)	$(39.8)	$(66.0)
INVESTING ACTIVITIES
Purchases of short-term investments	$(220.0)	$—	$—	$—
Maturities of short-term investments	220.0	—	—	—
Additions to property and equipment	(207.0)	(50.2)	(8.7)	(58.9)
Net proceeds from disposition of assets	150.3	25.1	30.1	55.2
Repayments of note receivable from ARO	40.0	—	—	—
Net cash provided by (used in) investing activities	$(16.7)	$(25.1)	$21.4	$(3.7)
FINANCING ACTIVITIES
Consent solicitation fees	$(3.9)	$—	$—	$—
Payments related to tax withholdings for share-based awards	(2.5)	—	—	—
Issuance of First lien notes	—	—	520.0	520.0
Payments to Predecessor Creditors	—	—	(129.9)	(129.9)
Other	—	—	(1.4)	(1.4)
Net cash provided by (used in) financing activities	$(6.4)	$—	$388.7	$388.7

Effect of exchange rate changes on cash and cash equivalents	$(0.5)	$(0.1)	$(0.1)	$(0.2)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$103.9	$(51.4)	$370.2	$318.8
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	644.6	696.0	325.8	325.8
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$748.5	$644.6	$696.0	$644.6

(1)Represents cash flows for the period from May 1, 2021, through December 31, 2021 (the "Successor" period).
(2)Represents cash flows for the period from January 1, 2021, through April 30, 2021 (the "Predecessor" period).
(3)As required by GAAP, results for the Successor and Predecessor periods must be presented separately. However, the Company has combined the cash flows of the Successor and Predecessor periods ("combined" results) as a non-GAAP measure to compare the year ended December 31, 2022, to the year ended December 31, 2021, since we believe it provides the most meaningful basis to analyze our results. These combined results do not comply with GAAP and have not been prepared as pro forma results under applicable SEC rules.

VALARIS LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
OPERATING ACTIVITIES
Net income (loss)	$31.1	$77.7	$112.8	$(39.8)	$33.3
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	23.8	22.6	22.3	22.5	25.1
Equity in losses (earnings) of ARO	(8.6)	(2.9)	(8.7)	(4.3)	1.3
Accretion of discount on notes receivable	(7.1)	(22.4)	(7.7)	(7.7)	(7.9)
Share-based compensation expense	5.9	4.6	3.5	3.4	2.7
Net periodic pension and retiree medical income	(4.3)	(4.0)	(4.1)	(4.0)	(2.6)
Gain on asset disposals	(3.5)	(0.1)	(135.1)	(2.5)	(21.0)
Amortization, net	(2.0)	(5.4)	(3.2)	1.6	(0.5)
Deferred income tax expense (benefit)	0.8	0.4	7.3	(0.6)	(22.5)
Amortization of debt issuance cost	0.3	0.3	0.2	0.2	0.2
Loss on impairment	—	—	34.5	—	—
Other	(2.4)	0.5	0.3	—	0.3
Changes in operating assets and liabilities	121.3	16.4	(134.8)	32.5	(14.6)
Contributions to pension plans and other post-retirement benefits	(0.8)	(0.6)	(1.9)	(0.8)	(1.0)
Net cash provided by (used in) operating activities	$154.5	$87.1	$(114.6)	$0.5	$(7.2)

INVESTING ACTIVITIES
Maturities of short-term investments	220.0	—	—	—	—
Additions to property and equipment	(53.9)	(53.5)	(61.1)	(38.5)	(26.5)
Net proceeds from disposition of assets	3.5	0.3	145.2	1.3	23.6
Purchases of short-term investments	—	(220.0)	—	—	—
Repayments of note receivable from ARO	—	40.0	—	—	—
Net cash provided by (used in) investing activities	$169.6	$(233.2)	$84.1	$(37.2)	$(2.9)

FINANCING ACTIVITIES
Consent solicitation fees	$—	$(3.9)	$—	$—	$—
Payments for tax withholdings for share-based awards	—	(2.3)	(0.2)	—	—
Net cash used in financing activities	$—	$(6.2)	$(0.2)	$—	$—

Effect of exchange rate changes on cash and cash equivalents	$0.2	$(0.8)	$(0.2)	$0.3	$—

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	$324.3	$(153.1)	$(30.9)	$(36.4)	$(10.1)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	424.2	577.3	608.2	644.6	654.7
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$748.5	$424.2	$577.3	$608.2	$644.6

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
REVENUES
Floaters
Drillships	$151.9	$139.8	$149.0	$85.4	$73.5
Semisubmersibles	59.1	61.9	39.1	14.3	27.0
	$211.0	$201.7	$188.1	$99.7	$100.5
Jackups (1)
HD Ultra-Harsh & Harsh Environment	$98.5	$123.0	$106.1	$92.9	$94.0
HD & SD Modern	62.5	59.0	61.1	67.9	56.2
SD Legacy	20.8	13.9	18.6	19.9	22.1
	$181.8	$195.9	$185.8	$180.7	$172.3

Total	$392.8	$397.6	$373.9	$280.4	$272.8

Other
Leased and Managed Rigs	$40.8	$39.6	$39.4	$38.0	$32.7

Valaris Total	$433.6	$437.2	$413.3	$318.4	$305.5

(1)HD = Heavy Duty; SD = Standard Duty. Heavy duty jackups are well-suited for operations in tropical revolving storm areas.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
ADJUSTED EBITDAR (1)
Active Fleet (1) (2)	$117.5	$129.6	$98.7	$66.5	$79.6
Leased and Managed Rigs (1)	22.4	22.1	14.9	22.6	17.4
	$139.9	$151.7	$113.6	$89.1	$97.0

Stacked Fleet (1) (3)	(8.2)	(8.5)	(11.3)	(10.7)	(11.0)
	$131.7	$143.2	$102.3	$78.4	$86.0

Support costs
General and administrative expense	$23.9	$19.2	$19.0	$18.8	$18.3
Onshore support costs	32.8	30.2	29.7	29.0	23.4
	$56.7	$49.4	$48.7	$47.8	$41.7
Add:
Merger transaction and integration cost included in contract drilling expense	—	—	—	—	0.2

Valaris Total	$75.0	$93.8	$53.6	$30.6	$44.5

Reactivation costs (4)	$20.7	$17.8	$24.3	$61.5	$37.1

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet also excludes onshore support costs and general and administrative expense.
(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(3)Stacked fleet represents the combined total of all preservation and stacking costs.
(4)Reactivation costs, all of which are attributed to Valaris' active fleet, are excluded from adjusted EBITDAR.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
ADJUSTED EBITDAR (1)
Floaters
Drillships (1)	$37.4	$30.5	$44.3	$27.2	$17.7
Semisubmersibles (1)	20.7	28.0	2.9	(15.0)	3.2
	$58.1	$58.5	$47.2	$12.2	$20.9

Jackups
HD Ultra-Harsh & Harsh (1)	$28.1	$50.4	$30.7	$21.0	$24.3
HD & SD - Modern (1)	12.9	10.1	1.7	13.7	11.6
SD - Legacy (1)	10.2	2.1	7.8	8.9	11.8
	$51.2	$62.6	$40.2	$43.6	$47.7

Total	$109.3	$121.1	$87.4	$55.8	$68.6

Other
Leased and Managed Rigs (1)	$22.4	$22.1	$14.9	$22.6	$17.4

Total	$131.7	$143.2	$102.3	$78.4	$86.0

Support costs
General and administrative expense	$23.9	$19.2	$19.0	$18.8	$18.3
Onshore support costs	32.8	30.2	29.7	29.0	23.4
	$56.7	$49.4	$48.7	$47.8	$41.7
Add:
Merger transaction and integration cost included in contract drilling expense	—	—	—	—	0.2

Valaris Total	$75.0	$93.8	$53.6	$30.6	$44.5

(1)Adjusted EBITDAR is earnings before interest, tax, depreciation, amortization and reactivation costs. Adjusted EBITDAR for asset category also excludes onshore support costs and general and administrative expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
ADJUSTED EBITDA (1)
Floaters
Drillships (1)	$17.1	$13.5	$21.0	$(21.4)	$(6.6)
Semisubmersibles (1)	20.4	27.2	2.1	(27.3)	(6.3)
	$37.5	$40.7	$23.1	$(48.7)	$(12.9)

Jackups
HD Ultra-Harsh & Harsh (1)	$28.0	$50.5	$30.5	$20.4	$21.0
HD & SD - Modern (1)	12.9	10.0	1.6	13.7	11.6
SD - Legacy (1)	10.2	2.1	7.9	8.9	11.8
	$51.1	$62.6	$40.0	$43.0	$44.4

Total	$88.6	$103.3	$63.1	$(5.7)	$31.5

Other
Leased and Managed Rigs (1)	$22.4	$22.1	$14.9	$22.6	$17.3

Total	$111.0	$125.4	$78.0	$16.9	$48.8

Support costs
General and administrative expense	$23.9	$19.2	$19.0	$18.8	$18.3
Onshore support costs	32.8	30.2	29.7	29.0	23.4
	$56.7	$49.4	$48.7	$47.8	$41.7
Add:
Merger transaction and integration cost included in contract drilling expense	—	—	—	—	0.2

Valaris Total	$54.3	$76.0	$29.3	$(30.9)	$7.3

(1)Adjusted EBITDA is earnings before interest, tax, depreciation and amortization. Adjusted EBITDA for asset category also excludes onshore support costs and general and administrative expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
(In millions)

	As of
	February 21, 2023	October 31, 2022	July 28, 2022	May 2, 2022	February 21, 2022
CONTRACT BACKLOG (1)
Floaters
Drillships (2)	$1,062.3	$995.1	$1,090.3	$1,290.9	$1,280.4
Semisubmersibles	314.6	379.5	359.6	375.8	384.9
	$1,376.9	$1,374.6	$1,449.9	$1,666.7	$1,665.3
Jackups
HD Ultra-Harsh & Harsh	348.3	185.1	192.0	218.8	309.7
HD & SD - Modern	341.1	395.3	377.6	225.7	252.1
SD - Legacy	52.9	82.3	72.3	70.7	81.2
	$742.3	$662.7	$641.9	$515.2	$643.0

Total	$2,119.2	$2,037.3	$2,091.8	$2,181.9	$2,308.3

Other (3)
Leased and Managed Rigs	$344.0	$223.3	$257.5	$271.5	$135.6

Valaris Total	$2,463.2	$2,260.6	$2,349.3	$2,453.4	$2,443.9

(1)Our contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. Contract drilling backlog includes drilling contracts subject to FID and drilling contracts which grant the customer termination rights if FID is not received with respect to projects for which the drilling rig is contracted. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.
(2)Approximately $428 million of backlog as of May 2, 2022 and February 21, 2022 was attributable to a contract awarded to drillship VALARIS DS-11 for an eight-well deepwater project in the U.S. Gulf of Mexico that was expected to commence in mid-2024. In June 2022, the customer terminated the contract.
(3)Leased rigs and managed rigs included in Other reporting segment.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
AVERAGE DAY RATES (1)
Floaters
Drillships	$215,000	$220,000	$213,000	$203,000	$196,000
Semisubmersibles	204,000	226,000	214,000	156,000	171,000
	$212,000	$222,000	$213,000	$197,000	$189,000
Jackups
HD Ultra-Harsh & Harsh	$108,000	$121,000	$114,000	$104,000	$110,000
HD & SD Modern	83,000	82,000	79,000	80,000	76,000
SD Legacy	74,000	74,000	74,000	71,000	73,000
	$93,000	$100,000	$94,000	$89,000	$90,000

Total	$133,000	$138,000	$120,000	$108,000	$111,000

Other
Leased and Managed Rigs	$36,000	$38,000	$39,000	$39,000	$33,000

Valaris Total	$108,000	$112,000	$98,000	$90,000	$89,000

(1)Average day rates are derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, lump-sum revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of contract days, adjusted to exclude contract days associated with certain suspension periods, mobilizations, demobilizations and shipyard contracts.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
UTILIZATION - TOTAL FLEET (1)
Floaters
Drillships	62%	54%	34%	36%	32%
Semisubmersibles	57%	54%	37%	11%	30%
	60%	54%	35%	28%	31%
Jackups
HD Ultra-Harsh & Harsh	77%	85%	81%	78%	73%
HD & SD Modern	55%	53%	53%	51%	42%
SD Legacy	99%	67%	88%	75%	66%
	68%	67%	67%	63%	55%

Total	65%	62%	56%	51%	48%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	72%	69%	64%	59%	56%

Pro Forma Jackups (2)	73%	72%	72%	68%	62%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the total fleet.

(2)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
UTILIZATION - ACTIVE FLEET (1) (2)
Floaters
Drillships	85%	74%	52%	56%	57%
Semisubmersibles	96%	91%	62%	19%	51%
	88%	79%	55%	45%	55%
Jackups
HD Ultra-Harsh & Harsh	85%	94%	89%	85%	80%
HD & SD Modern	86%	81%	82%	83%	76%
SD Legacy	99%	67%	90%	100%	84%
	87%	85%	86%	86%	79%

Total	87%	83%	77%	74%	72%

Other
Leased and Managed Rigs	100%	100%	100%	100%	100%

Valaris Total	90%	87%	82%	80%	78%

Pro Forma Jackups (3)	88%	86%	87%	87%	81%

(1)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the active fleet.

(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.

(3)Includes all Valaris jackups including those leased to ARO Drilling.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
REVENUE EFFICIENCY (1)
Floaters
Drillships	96%	90%	95%	98%	92%
Semisubmersibles	100%	100%	92%	100%	98%
	97%	93%	94%	99%	93%
Jackups
HD Ultra-Harsh & Harsh	96%	99%	99%	99%	99%
HD & SD Modern	99%	97%	98%	100%	98%
SD Legacy	100%	100%	100%	100%	100%
	98%	98%	99%	99%	99%

Valaris Total	98%	96%	97%	99%	97%

(1)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	As of
NUMBER OF RIGS	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Active Fleet (1)
Floaters
Drillships	8	8	8	7	7
Semisubmersibles	3	3	3	3	3
	11	11	11	10	10
Jackups
HD Ultra-Harsh & Harsh	10	10	10	10	10
HD & SD Modern	9	9	10	10	11
SD Legacy	3	3	3	3	3
	22	22	23	23	24

Total Active Fleet	33	33	34	33	34

Stacked Fleet
Floaters
Drillships (2)	3	3	3	4	4
Semisubmersibles	2	2	2	2	2
	5	5	5	6	6
Jackups
HD Ultra-Harsh & Harsh	1	1	1	1	1
HD & SD Modern	5	5	5	7	7
SD Legacy	—	—	—	—	1
	6	6	6	8	9

Total Stacked Fleet	11	11	11	14	15

Leased Rigs (3)
Jackups
HD Ultra-Harsh & Harsh	1	1	1	1	1
HD & SD Modern	7	7	6	6	5
SD Legacy	—	—	—	1	1
Total Leased Rigs	8	8	7	8	7

Valaris Total	52	52	52	55	56

Managed Rigs (3)	2	2	2	2	2

(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Excludes VALARIS DS-13 and VALARIS DS-14, which Valaris has the option to take delivery by year-end 2023.
(3)Leased rigs and managed rigs included in Other reporting segment.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
AVAILABLE DAYS - TOTAL FLEET (1)
Floaters
Drillships	1,012	1,012	979	990	1,012
Semisubmersibles	460	460	455	450	460
	1,472	1,472	1,434	1,440	1,472
Jackups
HD Ultra-Harsh & Harsh	1,012	1,012	1,001	990	1,012
HD & SD Modern	1,288	1,328	1,419	1,599	1,668
SD Legacy	276	276	279	360	420
	2,576	2,616	2,699	2,949	3,100

Total	4,048	4,088	4,133	4,389	4,572

Other
Leased and Managed Rigs	920	880	874	831	828

Valaris Total	4,968	4,968	5,007	5,220	5,400

(1)Represents the maximum number of days available in the period for the total fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
AVAILABLE DAYS - ACTIVE FLEET (1) (2)
Floaters
Drillships	736	736	645	630	567
Semisubmersibles	276	276	273	270	276
	1,012	1,012	918	900	843
Jackups
HD Ultra-Harsh & Harsh	920	920	910	900	920
HD & SD Modern	828	868	910	969	932
SD Legacy	276	276	273	270	328
	2,024	2,064	2,093	2,139	2,180

Total	3,036	3,076	3,011	3,039	3,023

Other
Leased and Managed Rigs	920	880	874	831	828

Valaris Total	3,956	3,956	3,885	3,870	3,851

(1)Represents the maximum number of days available in the period for the active fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, for active rigs only. Active rigs are defined as rigs that are not preservation stacked.

(2)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
OPERATING DAYS (1)
Floaters
Drillships	623	546	335	353	322
Semisubmersibles	264	251	168	52	140
	887	797	503	405	462
Jackups
HD Ultra-Harsh & Harsh	778	862	810	769	734
HD & SD Modern	713	700	750	809	706
SD Legacy	273	184	245	270	276
	1,764	1,746	1,805	1,848	1,716

Total	2,651	2,543	2,308	2,253	2,178

Other
Leased and Managed Rigs	920	881	874	831	828

Valaris Total	3,571	3,424	3,182	3,084	3,006

(1)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
DRILLSHIPS

Adjusted revenues (1)	$134.4	$120.1	$128.1	$73.1	$63.3
Adjusted operating expense (2)	118.1	106.4	106.7	94.0	69.2

Rig operating margin	16.3	13.7	21.4	(20.9)	(5.9)
Rig operating margin %	12%	11%	17%	(29)%	(9)%

Other operating expenses
Depreciation	12.0	11.8	11.6	11.3	10.8
Loss on impairment	—	—	34.5	—	—
	$12.0	$11.8	$46.1	$11.3	$10.8

Other operating income (expense) (3)	2.2	0.5	(0.4)	0.5	(1.2)

Operating income (loss) (4)	$6.5	$2.4	$(25.1)	$(31.7)	$(17.9)

Adjusted EBITDA (5)	$17.1	$13.5	$21.0	$(21.4)	$(6.6)
Reactivation costs (6)	20.3	17.0	23.3	48.6	24.3
Adjusted EBITDAR	$37.4	$30.5	$44.3	$27.2	$17.7

Preservation and stacking costs (5)	$4.9	$4.5	$11.1	$7.5	$7.6

Number of Rigs (at quarter end)
Total Fleet	11	11	11	11	11
Active Fleet	8	8	8	7	7

Operating Days	623	546	335	353	322
Utilization - Active Fleet	85%	74%	52%	56%	57%
Average Day Rate	$215,000	$220,000	$213,000	$203,000	$196,000

(1)Revenues exclusive of amortization and reimbursable items. Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Starting from the second quarter 2022, we adjusted the operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(5)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(6)Included in adjusted operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
SEMISUBMERSIBLES

Adjusted revenues (1)	$54.0	$58.3	$36.3	$8.1	$24.0
Adjusted operating expense (2)	33.5	31.0	34.0	34.5	28.2

Rig operating margin	20.5	27.3	2.3	(26.4)	(4.2)
Rig operating margin %	38%	47%	6%	(326)%	(18)%

Other operating expenses
Depreciation	0.9	0.8	0.8	0.8	0.8

Other operating income (expense) (3)	(0.5)	(0.3)	(0.5)	(1.1)	(1.9)

Operating income (loss) (4)	$19.1	$26.2	$1.0	$(28.3)	$(6.9)

Adjusted EBITDA (5)	$20.4	$27.2	$2.1	$(27.3)	$(6.3)
Reactivation costs (6)	0.3	0.8	0.8	12.3	9.5
Adjusted EBITDAR	$20.7	$28.0	$2.9	$(15.0)	$3.2

Preservation and stacking costs (6)	$1.3	$1.5	$4.1	$1.2	$1.0

Number of Rigs (at quarter end)
Total Fleet	5	5	5	5	5
Active Fleet	3	3	3	3	3

Operating Days	264	251	168	52	140
Utilization - Active Fleet	96%	91%	62%	19%	51%
Average Day Rate	$204,000	$226,000	$214,000	$156,000	$171,000

(1)Revenues exclusive of amortization and reimbursable items. Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating expense includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Starting from the second quarter 2022, we adjusted the operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(5)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(6)Included in adjusted operating expense.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
HD ULTRA-HARSH & HARSH JACKUPS

Adjusted revenues (1)	$87.1	$106.5	$93.6	$81.1	$83.7
Adjusted operating expense (2)	59.3	56.2	63.4	58.1	61.4

Rig operating margin	27.8	50.3	30.2	23.0	22.3
Rig operating margin %	32%	47%	32%	28%	27%

Depreciation	5.7	5.6	5.5	5.5	7.9

Other operating income (expense) (3)	3.6	7.1	5.1	0.1	(0.8)

Operating income (4)	$25.7	$51.8	$29.8	$17.6	$13.6

Adjusted EBITDA (5)	$28.0	$50.5	$30.5	$20.4	$21.0
Reactivation costs (6)	0.1	(0.1)	0.2	0.6	3.3
Adjusted EBITDAR	$28.1	$50.4	$30.7	$21.0	$24.3

Preservation and stacking costs (6)	$(0.5)	$—	$0.6	$0.1	$0.1

Number of Rigs (at quarter end) (7)
Total Fleet	11	11	11	11	11
Active Fleet	10	10	10	10	10

Operating Days	778	862	810	769	734
Utilization - Active Fleet	85%	94%	89%	85%	80%
Average Day Rate	$108,000	$121,000	$114,000	$104,000	$110,000

(1)Revenues exclusive of amortization and reimbursable items. Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Starting from the second quarter 2022, we adjusted the operating income to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(5)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(6)Included in adjusted operating expense.
(7)Jackup rigs leased to ARO are not included in the number of rigs at quarter end.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
HD & SD MODERN JACKUPS

Adjusted revenues (1)	$59.1	$57.7	$59.8	$65.5	$54.2
Adjusted operating expense (2)	45.9	47.6	57.9	47.6	40.6

Rig operating margin	13.2	10.1	1.9	17.9	13.6
Rig operating margin %	22%	18%	3%	27%	25%

Depreciation	2.3	2.2	2.3	2.5	3.2

Other operating income (expense) (3)	(2.1)	(1.5)	(1.4)	(8.4)	(2.6)

Operating income (loss) (4)	$8.8	$6.4	$(1.8)	$7.0	$7.8

Adjusted EBITDA (5)	$12.9	$10.0	$1.6	$13.7	$11.6
Reactivation costs (6)	—	0.1	0.1	—	—
Adjusted EBITDAR	$12.9	$10.1	$1.7	$13.7	$11.6

Preservation and stacking costs (6)	$2.4	$2.4	$3.3	$1.8	$2.0

Number of Rigs (at quarter end) (7)
Total Fleet	14	14	15	17	18
Active Fleet	9	9	10	10	11

Operating Days	713	700	750	809	706
Utilization - Active Fleet	86%	81%	82%	83%	76%
Average Day Rate	$83,000	$82,000	$79,000	$80,000	$76,000

(1)Revenues exclusive of amortization and reimbursable items. Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating expense includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Starting from the second quarter 2022, we adjusted the operating income (loss) to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(5)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(6)Included in adjusted operating expense.
(7)Jackup rigs leased to ARO are not included in the number of rigs at quarter end.

VALARIS LIMITED AND SUBSIDIARIES
OPERATING STATISTICS
($ in millions, except average day rate)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
SD LEGACY JACKUPS

Adjusted revenues (1)	$20.4	$13.6	$18.1	$19.2	$20.3
Adjusted operating expense (2)	10.1	11.6	10.3	9.9	8.4

Rig operating margin	10.3	2.0	7.8	9.3	11.9
Rig operating margin %	50%	15%	43%	48%	59%

Depreciation	1.6	1.0	0.9	1.0	1.0

Other operating income (expense) (3)	(0.4)	—	(0.1)	(0.3)	(0.2)

Operating income (4)	$8.3	$1.0	$6.8	$8.0	$10.7

Adjusted EBITDA (5)	$10.2	$2.1	$7.9	$8.9	$11.8
Reactivation costs (6)	—	—	—	—	—
Adjusted EBITDAR	$10.2	$2.1	$7.9	$8.9	$11.8

Preservation and stacking costs (6)	$0.1	$0.1	$(0.1)	$—	$0.3

Number of Rigs (at quarter end) (7)
Total Fleet	3	3	3	3	4
Active Fleet	3	3	3	3	3

Operating Days	273	184	245	270	276
Utilization - Active Fleet	99%	67%	90%	100%	84%
Average Day Rate	$74,000	$74,000	$74,000	$71,000	$73,000

(1)Revenues exclusive of amortization and reimbursable items. Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current period presentation.
(2)Operating expense exclusive of depreciation, amortization, reimbursable items, bad debt expense and onshore support costs.
(3)Other operating income (expense) includes reimbursable revenue and expense, amortized revenue and expense, bad debt expense and other miscellaneous items.
(4)Starting from the second quarter 2022, we adjusted the operating income to exclude support costs. Prior periods were adjusted to conform with the current period presentation.
(5)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.
(6)Included in adjusted operating expense.
(7)Jackup rigs leased to ARO are not included in the number of rigs at quarter end.

ARO DRILLING
CONDENSED BALANCE SHEET INFORMATION
(In millions)

	As of
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Cash	$176.2	$173.5	$293.3	$240.2	$270.8
Other current assets	140.6	145.6	106.3	179.5	135.0
Non-current assets	818.1	800.9	777.5	775.8	775.8
Total assets	$1,134.9	$1,120.0	$1,177.1	$1,195.5	$1,181.6

Current liabilities	$86.3	$87.3	$63.7	$92.9	$79.9
Non-current liabilities	884.6	879.5	958.7	957.9	956.7
Total liabilities	$970.9	$966.8	$1,022.4	$1,050.8	$1,036.6

Shareholders' equity	$164.0	$153.2	$154.7	$144.7	$145.0

Total liabilities and shareholders' equity	$1,134.9	$1,120.0	$1,177.1	$1,195.5	$1,181.6

ARO DRILLING
CONDENSED INCOME STATEMENT INFORMATION
(In millions)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Revenues	$120.4	$111.4	$116.4	$111.3	$105.4
Operating expenses
Contract drilling (exclusive of depreciation)	85.5	90.0	82.1	84.2	88.9
Depreciation	16.1	15.4	15.4	16.5	17.7
General and administrative	5.6	4.7	3.2	5.2	5.1
Operating income (loss)	$13.2	$1.3	$15.7	$5.4	$(6.3)
Other expense, net	1.8	2.7	3.3	3.3	2.4
Provision (benefit) for income taxes	0.7	(0.1)	2.5	0.7	1.3
Net income (loss)	$10.7	$(1.3)	$9.9	$1.4	$(10.0)

EBITDA	$29.3	$16.7	$31.1	$21.9	$11.4

ARO Drilling condensed balance sheet and income statement information presented above represents 100% of ARO. Valaris has a 50% ownership interest in ARO.

ARO DRILLING
OPERATING STATISTICS

	As of
(In millions)	February 21, 2023	October 31, 2022	July 28, 2022	May 2, 2022	February 21, 2022
CONTRACT BACKLOG (1)
Owned Rigs	$794.3	$870.7	$934.9	$993.6	$1,040.9
Leased Rigs	937.5	473.3	524.3	496.9	460.2
Total	$1,731.8	$1,344.0	$1,459.2	$1,490.5	$1,501.1
(1)Contract drilling backlog reflects commitments, represented by signed drilling contracts, and is calculated by multiplying the contracted day rate by the contract period. The contracted day rate excludes certain types of lump sum fees for rig mobilization, demobilization, contract preparation, as well as customer reimbursables and bonus opportunities.

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
AVERAGE DAY RATES (1)
Owned Rigs	$95,000	$96,000	$94,000	$99,000	$101,000
Leased Rigs (2)	91,000	91,000	91,000	93,000	94,000
Total	$93,000	$93,000	$92,000	$96,000	$97,000

UTILIZATION (3)
Owned Rigs	96%	86%	97%	91%	80%
Leased Rigs (2)	91%	92%	96%	91%	89%
Total	93%	89%	96%	91%	84%

REVENUE EFFICIENCY (4)
Owned Rigs	97%	98%	97%	97%	96%
Leased Rigs (2)	93%	96%	97%	96%	91%
Total	95%	97%	97%	96%	94%

NUMBER OF RIGS (AT QUARTER END) (5)
Owned Rigs	7	7	7	7	7
Leased Rigs (2)	8	8	7	8	7
Total	15	15	14	15	14

AVAILABLE DAYS (6)
Owned Rigs	644	644	637	630	644
Leased Rigs (2)	736	696	671	646	644
Total	1,380	1,340	1,308	1,276	1,288

OPERATING DAYS (7)
Owned Rigs	618	553	619	572	513
Leased Rigs (2)	672	640	642	588	570
Total	1,290	1,193	1,261	1,160	1,083
(1)Average day rates are derived by dividing contract drilling revenues, adjusted to exclude certain types of non-recurring reimbursable revenues, lump-sum revenues, revenues earned during suspension periods and revenues attributable to amortization of drilling contract intangibles, by the aggregate number of contract days, adjusted to exclude contract days associated with certain suspension periods, mobilizations, demobilizations and shipyard contracts.
(2)All ARO leased rigs are leased from Valaris.
(3)Rig utilization is derived by dividing the number of operating days by the number of available days in the period for the rig fleet.
(4)Revenue efficiency is day rate revenue earned as a percentage of maximum potential day rate revenue.
(5)Rig count for owned rigs excludes two rigs under construction. While the shipyard contract contemplated delivery of these newbuild rigs in 2022, we expect delivery of these rigs to be delayed into 2023.
(6)Represents the maximum number of days available in the period for the rig fleet, calculated by multiplying the number of rigs in each asset category by the number of days in the period, irrespective of asset status.
(7)Represents the total number of days under contract in the period. Days under contract equals the total number of days that rigs have earned and recognized day rate revenue, including days associated with early contract terminations, compensated downtime and mobilizations. When revenue is deferred and amortized over a future period, for example when we receive fees while mobilizing to commence a new contract or while being upgraded in a shipyard, the related days are excluded from days under contract.

Non-GAAP Financial Measures
To supplement Valaris’ condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with Adjusted EBITDA and Adjusted EBITDAR, which are non-GAAP measures.

Valaris defines "Adjusted EBITDA" as net income (loss) from continuing operations before income tax expense, interest expense, reorganization items, net, other (income) expense, depreciation expense, amortization, net, loss on impairment, equity in earnings of ARO, and merger transaction and integration costs. Adjusted EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of our core operating performance and to evaluate our long-term financial performance against that of our peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies.

Valaris defines "Adjusted EBITDAR" as Adjusted EBITDA before reactivation costs. Adjusted EBITDAR is a non-GAAP measure that our management uses to assess the performance of our fleet excluding one-time rig reactivation costs. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our core operating performance. Adjusted EBITDAR should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. Adjusted EBITDAR may not be comparable to other similarly titled measures reported by other companies.

Valaris defines ARO "EBITDA" as net income before income tax expense, other expense, net and depreciation expense. EBITDA is a non-GAAP measure that our management uses to facilitate period-to-period comparisons of ARO's core operating performance and to evaluate ARO's long-term financial performance against that of ARO's peers. We believe that this measure is useful to investors and analysts in allowing for greater transparency of ARO's core operating performance and makes it easier to compare ARO's results with those of other companies within ARO's industry. EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities, or (c) as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures reported by other companies.

The Company is not able to provide a reconciliation of the Company's forward-looking Adjusted EBITDA, as discussed on its fourth quarter 2022 earnings conference call, to the most directly comparable GAAP measure without unreasonable effort because of the inherent difficulty in forecasting and quantifying certain amounts necessary for such a reconciliation, including forward-looking tax expense and other income (expense).

Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Reconciliation of Net Loss to Adjusted EBITDA
A reconciliation of net loss as reported to Adjusted EBITDA is included in the tables below (in millions):

	Three Months Ended
	December 31, 2022	September 30, 2022

VALARIS
Net income	$31.1	$77.7
Add (subtract):
Income tax expense	9.8	13.8
Interest expense	10.5	11.7
Reorganization items	0.3	0.4
Other income	(10.6)	(42.0)
Operating income	41.1	61.6
Add (subtract):
Depreciation expense	23.8	22.6
Amortization, net (1)	(2.0)	(5.4)
Merger transaction and integration costs	—	0.1
Equity in earnings of ARO	(8.6)	(2.9)
Adjusted EBITDA	$54.3	$76.0
(1)Amortization, net, includes amortization during the indicated period for deferred mobilization revenues and costs, deferred capital upgrade revenues, deferred certification costs, intangible amortization and other amortization.

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

ARO
Net income (loss)	$10.7	$(1.3)	$9.9	$1.4	$(10.0)
Add (subtract):
Income tax expense (benefit)	0.7	(0.1)	2.5	0.7	1.3
Other expense, net	1.8	2.7	3.3	3.3	2.4
Operating income (loss)	$13.2	$1.3	$15.7	$5.4	$(6.3)

Add:
Depreciation expense	16.1	15.4	15.4	16.5	17.7
EBITDA	$29.3	$16.7	$31.1	$21.9	$11.4

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDAR

(In millions)	Three Months Ended
	December 31, 2022	September 30, 2022
FLOATERS
Net income	$26.6	$28.6
Subtract:
Other income	(1.1)	—
Operating income	$25.5	$28.6
Add:
Depreciation and amortization, net	11.8	12.1
Other	0.2	—
Adjusted EBITDA	$37.5	$40.7
Add:
Reactivation costs	20.6	17.8
Adjusted EBITDAR	$58.1	$58.5

JACKUPS
Net income	$46.4	$59.1
Add (subtract):
Other (income) expense	(3.7)	0.1
Operating income	$42.7	$59.2
Add (subtract):
Depreciation and amortization, net	8.6	3.9
Other	(0.2)	(0.5)
Adjusted EBITDA	$51.1	$62.6
Add:
Reactivation costs	0.1	—
Adjusted EBITDAR	$51.2	$62.6

OTHER
Net income	$21.2	$20.7
Add (subtract):
Other income	—	(0.1)
Operating income	$21.2	$20.6
Add (subtract):
Depreciation and amortization, net	1.4	1.4
Other	(0.2)	0.1
Adjusted EBITDA	$22.4	$22.1
Adjusted EBITDAR	$22.4	$22.1

Reconciliation of Net Income (Loss) to Adjusted EBITDAR

(In millions)	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
ACTIVE FLEET (1)
Net income (loss) (3)	$79.9	$98.8	$67.3	$(13.2)	$26.0
Add (subtract):
Other (income) expense	$(0.9)	$—	$0.1	$(0.3)	$(3.5)
Operating income (loss) (3)	$79.0	$98.8	$67.4	$(13.5)	$22.5
Add (subtract):
Reactivation costs	20.7	17.8	24.3	61.5	37.1
Depreciation and amortization, net	17.9	13.2	14.8	18.9	19.0
Other	(0.1)	(0.2)	(7.8)	(0.4)	1.0
Adjusted EBITDAR (2)	$117.5	$129.6	$98.7	$66.5	$79.6

LEASED AND MANAGED RIGS
Net income (3)	$21.2	$20.7	$13.4	$21.6	$16.2
Subtract:
Other income	$—	$(0.1)	$—	$—	$—
Operating income (3)	$21.2	$20.6	$13.4	$21.6	$16.2
Add (subtract):
Depreciation and amortization, net	1.4	1.4	1.3	1.2	1.2
Other	(0.2)	0.1	0.2	(0.2)	—
Adjusted EBITDAR (2)	$22.4	$22.1	$14.9	$22.6	$17.4

STACKED FLEET
Net income (loss)	$(6.9)	$(11.1)	$78.9	$(12.1)	$1.4
Add (subtract):
Other (income) expense	$(3.9)	$0.1	$(135.4)	$(2.1)	$(16.7)
Operating loss (3)	$(10.8)	$(11.0)	$(56.5)	$(14.2)	$(15.3)
Add (subtract):
Depreciation and amortization, net	2.6	2.6	3.1	3.4	3.9
Loss on impairment	—	—	34.5	—	—
Other	—	(0.1)	7.6	0.1	0.5
Adjusted EBITDAR (2)	$(8.2)	$(8.5)	$(11.3)	$(10.7)	$(10.9)

TOTAL FLEET
Net income (loss)	$94.2	$108.4	$159.6	$(3.7)	$43.6
Subtract:
Other income	$(4.8)	$—	$(135.3)	$(2.4)	$(20.2)
Operating income (loss) (3)	$89.4	$108.4	$24.3	$(6.1)	$23.4
Add (subtract):
Reactivation costs	20.7	17.8	24.3	61.5	37.1
Depreciation and amortization, net	21.8	17.2	19.2	23.5	24.0
Loss on impairment	—	—	34.5	—	—
Other	(0.2)	(0.2)	—	(0.5)	1.5
Adjusted EBITDAR (2)	$131.7	$143.2	$102.3	$78.4	$86.0
(1)Active fleet represents rigs that are not preservation stacked, including rigs that are in the process of being reactivated.
(2)Adjusted EBITDAR for active fleet, leased and managed rigs and stacked fleet excludes onshore support costs and general and administrative expense.
(3)Starting from the second quarter 2022, we adjusted operating income (loss) to exclude onshore support costs. Prior periods were adjusted to conform with the current period presentation.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
DRILLSHIPS
Operating revenues	$151.9	$139.8	$149.0	$85.4	$73.5
Subtract:
Reimbursable revenues (1)	(6.8)	(8.5)	(15.4)	(6.9)	(5.2)
Amortized revenues	(10.7)	(11.2)	(5.5)	(5.4)	(5.0)
Adjusted revenues	$134.4	$120.1	$128.1	$73.1	$63.3

Operating expenses (2)	$145.4	$137.5	$174.0	$117.2	$91.4
Add (subtract):
Depreciation and amortization	(21.3)	(22.3)	(17.0)	(15.8)	(15.7)
Loss on impairment	—	—	(34.5)	—	—
Reimbursable expenses	(6.9)	(8.3)	(15.5)	(7.7)	(5.8)
Other	0.9	(0.5)	(0.3)	0.3	(0.7)
Adjusted operating expenses	$118.1	$106.4	$106.7	$94.0	$69.2

Net income (loss)	$7.3	$2.4	$(25.2)	$(31.7)	$(18.3)
Add (subtract):
Other (income) expense	$(0.9)	$—	$0.1	$—	$0.4
Operating income (loss) (2)	$6.4	$2.4	$(25.1)	$(31.7)	$(17.9)
Add (subtract):
Depreciation and amortization, net	10.6	11.1	11.5	10.4	10.7
Loss on impairment	—	—	34.5	—	—
Other	0.1	—	0.1	(0.1)	0.6
Adjusted EBITDA (3)	$17.1	$13.5	$21.0	$(21.4)	$(6.6)

(1)Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current presentation.

(2)Starting from the second quarter 2022, we adjusted operating expenses and operating income (loss) to exclude onshore support costs. Prior periods were adjusted to conform with the current period presentation.
(3)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
SEMISUBMERSIBLES
Operating revenues	$59.1	$61.9	$39.1	$14.3	$27.0
Subtract:
Reimbursable revenues (1)	(0.8)	(1.2)	(2.0)	(6.2)	(2.3)
Amortized revenues	(4.3)	(2.4)	(0.8)	—	(0.7)
Adjusted revenues	$54.0	$58.3	$36.3	$8.1	$24.0

Operating expenses (2)	$40.1	$35.6	$38.1	$42.6	$34.0
Add (subtract):
Depreciation and amortization	(5.6)	(3.4)	(1.8)	(1.0)	(1.2)
Reimbursable expenses	(0.9)	(1.2)	(2.1)	(7.3)	(4.9)
Other	(0.1)	—	(0.2)	0.2	0.3
Adjusted operating expenses	$33.5	$31.0	$34.0	$34.5	$28.2

Net income (loss)	$19.3	$26.2	$1.1	$(28.3)	$(6.9)
Subtract:
Other income	$(0.2)	$—	$(0.1)	$—	$—
Operating income (loss) (2)	$19.1	$26.2	$1.0	$(28.3)	$(6.9)
Add:
Depreciation and amortization, net	1.2	1.0	1.0	1.0	0.5
Other	0.1	—	0.1	—	0.1
Adjusted EBITDA (3)	$20.4	$27.2	$2.1	$(27.3)	$(6.3)

(1)Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current presentation.

(2)Starting from the second quarter 2022, we adjusted operating expenses and operating income (loss) to exclude onshore support costs. Prior periods were adjusted to conform with the current period presentation.
(3)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
HD ULTRA-HARSH & HARSH JACKUPS
Operating revenues	$98.5	$123.0	$106.1	$92.9	$94.0
Subtract:
Reimbursable revenues (1)	(2.8)	(3.5)	(3.7)	(6.6)	(8.6)
Amortized revenues	(8.6)	(13.0)	(8.8)	(5.2)	(1.7)
Adjusted revenues	$87.1	$106.5	$93.6	$81.1	$83.7

Operating expenses (2)	$72.8	$71.2	$76.3	$75.4	$80.4
Add (subtract):
Depreciation and amortization	(10.9)	(11.9)	(9.5)	(8.1)	(8.9)
Reimbursable expenses	(2.8)	(3.1)	(3.3)	(9.2)	(10.1)
Other	0.2	—	(0.1)	—	—
Adjusted operating expenses	$59.3	$56.2	$63.4	$58.1	$61.4

Net income	$29.3	$51.7	$29.8	$17.7	$13.4
Add (subtract):
Other (income) expense	$(3.5)	$0.1	$—	$(0.1)	$0.2
Operating income (2)	$25.8	$51.8	$29.8	$17.6	$13.6
Add (subtract):
Depreciation and amortization, net	2.3	(1.0)	0.7	2.9	7.2
Other	(0.1)	(0.3)	—	(0.1)	0.2
Adjusted EBITDA (3)	$28.0	$50.5	$30.5	$20.4	$21.0

(1)Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current presentation.

(2)Starting from the second quarter 2022, we adjusted operating expenses and operating income to exclude onshore support costs. Prior periods were adjusted to conform with the current period presentation.
(3)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
HD & SD MODERN JACKUPS
Operating revenues	$62.5	$59.0	$61.1	$67.8	$56.2
Add (subtract):
Reimbursable revenues (1)	(2.2)	(2.0)	(1.9)	(3.1)	(1.4)
Amortized revenues	(1.2)	0.7	0.6	0.8	(0.6)
Adjusted revenues	$59.1	$57.7	$59.8	$65.5	$54.2

Operating expenses (2)	$53.7	$52.6	$62.8	$60.9	$48.4
Add (subtract):
Depreciation and amortization	(5.5)	(3.1)	(3.1)	(6.0)	(4.3)
Reimbursable expenses	(2.3)	(2.0)	(1.9)	(7.5)	(3.2)
Other	—	0.1	0.1	0.2	(0.3)
Adjusted operating expenses	$45.9	$47.6	$57.9	$47.6	$40.6

Net income	$8.8	$6.5	$118.3	$7.1	$20.9
Subtract:
Other income	$(0.1)	$(0.1)	$(120.1)	$(0.1)	$(13.1)
Operating income (loss) (2)	$8.7	$6.4	$(1.8)	$7.0	$7.8
Add (subtract):
Depreciation and amortization, net	4.3	3.8	3.7	6.8	3.7
Other	(0.1)	(0.2)	(0.3)	(0.1)	0.1
Adjusted EBITDA (3)	$12.9	$10.0	$1.6	$13.7	$11.6

(1)Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current presentation.

(2)Starting from the second quarter 2022, we adjusted operating expenses and operating income (loss) to exclude onshore support costs. Prior periods were adjusted to conform with the current period presentation.
(3)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.

Reconciliation of Operating Revenues to Adjusted Revenues, Operating Expenses to Adjusted Operating Expenses and Net Income (Loss) to Adjusted EBITDA

(In millions)	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
SD LEGACY JACKUPS
Operating revenues	$20.8	$13.9	$18.6	$19.9	$22.1
Subtract:
Reimbursable revenues (1)	(0.4)	(0.3)	(0.5)	(0.7)	(1.8)
Adjusted revenues	$20.4	$13.6	$18.1	$19.2	$20.3

Operating expenses (2)	$12.6	$12.9	$11.8	$12.0	$11.4
Add (subtract):
Depreciation and amortization	(2.0)	(1.1)	(1.0)	(1.0)	(1.0)
Reimbursable expenses	(0.5)	(0.2)	(0.5)	(1.1)	(2.1)
Other	—	—	—	—	0.1
Adjusted operating expenses	$10.1	$11.6	$10.3	$9.9	$8.4

Net income	$8.3	$0.9	$22.2	$10.0	$18.4
Add (subtract):
Other (income) expense	$(0.1)	$0.1	$(15.4)	$(2.0)	$(7.7)
Operating income (2)	$8.2	$1.0	$6.8	$8.0	$10.7
Add (subtract):
Depreciation and amortization, net	2.0	1.1	1.0	1.0	1.0
Other	—	—	0.1	(0.1)	0.1
Adjusted EBITDA (3)	$10.2	$2.1	$7.9	$8.9	$11.8

(1)Starting from the first quarter 2022, we adjusted reimbursable revenues to exclude recurring reimbursable revenues. Prior periods were adjusted to conform with the current presentation.

(2)Starting from the second quarter 2022, we adjusted operating expenses and operating income to exclude onshore support costs. Prior periods were adjusted to conform with the current period presentation.
(3)Adjusted EBITDA for asset category excludes onshore support costs and general and administrative expense.